                                                                     Exhibit A-4


                            J & J SECURITIES LIMITED

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                    COMMON STOCK
                                   ---------------   TRANSLATION         RETAINED
                                   SHARES   AMOUNT   ADJUSTMENT     EARNINGS/(DEFICIT)      TOTAL
                                   ------   ------   -----------    ------------------   ------------
AUDITED
Balance at October 1, 1992......   1,000    $1,496   $(1,208,847)      $(16,097,211)     $(17,304,562)
  Translation adjustment........      --        --     2,749,753                 --         2,749,753
  Net earnings..................      --        --            --            500,241           500,241
                                   -----    ------   -----------       ------------      ------------
Balance at September 30, 1993...   1,000     1,496     1,540,906        (15,596,970)      (14,054,568)
  Translation adjustment........      --        --      (617,674)                --          (617,674)
  Net earnings..................      --        --            --          3,328,088         3,328,088
                                   -----    ------   -----------       ------------      ------------
Balance at September 30, 1994...   1,000     1,496       923,232        (12,268,882)      (11,344,154)
  Translation adjustment........      --        --       (53,798)                --           (53,798)
  Net earnings..................      --        --            --          2,864,558         2,864,558
                                   -----    ------   -----------       ------------      ------------
Balance at September 30, 1995...   1,000     1,496       869,434         (9,404,324)       (8,533,394)
UNAUDITED
  Translation adjustment........      --        --       (60,567)                --           (60,567)
  Net earnings..................      --        --            --         20,522,384        20,522,384
                                   -----    ------   -----------       ------------      ------------
  Balance at March 31, 1996.....   1,000    $1,496   $   808,867       $ 11,118,060      $ 11,928,423
                                   =====    ======   ===========       ============      ============

                See accompanying notes to financial statements.